UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2026

Shutterstock, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 20th Floor
New York, NY 10118
(Address of principal executive offices, including zip code)

(646) 710-3417
(Registrant’s telephone number, including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SSTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02
Termination of a Material Definitive Agreement.

As previously announced, on January 6, 2025, Shutterstock, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Getty Images Holdings, Inc. (“Getty Images”), the Company and certain other parties. After reviewing the proposed merger, the U.K. Competition and Markets Authority (the “CMA”) conditioned its required clearance of the transactions contemplated by the Merger Agreement upon a sale of the Company’s editorial business.

On June 30, 2026, Getty Images filed a Current Report on Form 8-K announcing that its Board of Directors unanimously resolved (a) not to proceed with the process to sell the Company’s editorial business under the supervision of the CMA, and (b) to terminate the Merger Agreement following the passage of the Second Extended End Date (as defined in the Merger Agreement) on July 6, 2026, assuming no material change in the aforementioned circumstances prior to July 7, 2026.

On July 7, 2026, the Merger Agreement was terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: July 8, 2026	By:	/s/ Rik Powell
Rik Powell
Chief Financial Officer